Bank of America (logo)
                                         100 North Tryon Street
                                         Charlotte, NC 28255

                                         Tel 704.386.5000

Pricing Supplement No. 0223 Dated April 27, 1999      Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                 File number:  333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue

Principal Amount:                        $ 100,000,000.00
Issue Price:              100.00000%     $ 100,000,000.00
Commission or Discount:     0.00000%     $           0.00
Proceeds to Corporation:  100.00000%     $ 100,000,000.00

Agent:                   NationsBanc Montgomery Securities LLC, as Agent

Original Issue Date:     April 30, 1999

Stated Maturity Date:    April 30, 2002

Cusip #:                 06606N-AK-0

Form:                    Book-entry only

Interest Rate:           Floating

Base Rate:               LIBOR Telerate page 3750

Index maturity:          90 days

Spread:                  +10.0 pbs

Initial Interest Rate:   5.09625%

Interest Reset Period:   Quarterly, commencing on July 30,1999

Interest Reset Dates:    30th of January, April, July and October

Interest Determination
  Date:                  Two London Banking Days preceding the Reset Date

Interest Payment Dates:  30th of January, April, July and October, commencing
                          July 30, 1999


May the Notes be redeemed by the corporation prior to maturity?         No

May the notes be repaid prior to maturity at the option of the holder?  No

Discount Note?                                                          No